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                                                                  Exhibit 23(E)

PERSONAL AND CONFIDENTIAL
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January 26, 1998

Board of Directors
American General Corporation
2929 Allen Parkway
Houston, TX 77019

Ladies and Gentlemen:

  Attached is our opinion letter dated September 11, 1997 with respect to the fairness from a financial point of view to American General Corporation (the "Company") of the Aggregate Consideration (as defined in such opinion letter) to be paid for each share of Common Stock, par value $.001 per share, of Western National Corporation ("Western National"), pursuant to the Agreement and Plan of Merger dated as of September 11, 1997 among Western National, the Company and Astro Acquisition Corp., an indirect wholly-owned subsidiary of the Company.

  The foregoing opinion letter is solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company intends to include our opinion in the Registration Statement to be filed on Form S-4 relating to the common stock of the Company to be registered in connection with the proposed merger.

  In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary of Proxy Statement/Prospectus--Special Factors--Opinions of Financial Advisors--American General" and "Special Factors--Opinion of American General's Financial Advisor" and to the inclusion of the foregoing opinion in the Proxy Statement included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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GOLDMAN, SACHS & CO.